CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 16 and 17 to the Registration Statement on Form N-1A (the "Registration Statement") of Neuberger Berman Equity Assets (the "Assets") on the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to the Shareholders. We further consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 1999

                                  EX-99.(m)(b)

                         NEUBERGER BERMAN EQUITY ASSETS
                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

SERIES

Neuberger Berman Focus Assets

Neuberger Berman Genesis Assets

Neuberger Berman Guardian Assets

Neuberger Berman Manhattan Assets

Neuberger Berman Millennium Assets

Neuberger Berman Partners Assets

Neuberger Berman Socially Responsive Assets



Dated:       December 1, 1999